Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-275427) on Form F-1/A of our report dated March 20, 2024, relating to the financial statements of ZEEKR Intelligent Technology Holding Limited. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte Touche Tohmatsu Certified Public Accountants LLP

Hangzhou, China

April 25, 2024